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                                                                 EXHIBIT 99(b)




                             Certified Resolution
                             --------------------


The undersigned, James J. Wesolowski, hereby certifies, on behalf of Nuveen Flagship Multistate Trust II (the "Fund"), (1) that he is the duly elected, qualified and acting Secretary of the Trust, and that as such Secretary he has custody of its corporate books and records, (2) that attached to this Certificate is a true and correct copy of a resolution duly adopted by the Board of Trustees of the Fund at a meeting held on July 12, 1996, and (3) that said resolution has not been amended or rescinded and remains in full force and effect.




October 17, 1996


                                       /s/ James J. Wesolowski
                                       ------------------------------
                                       James J. Wesolowski, Secretary

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FURTHER RESOLVED, that each member of the Board and officer of the Fund who may be required to execute the Registration Statement on Form N-1A, or any amendment or amendments thereto, be, and each of them hereby is, authorized to execute a power of attorney appointing Timothy R. Schwertfeger, Anthony T. Dean, James J. Wesolowski, Larry W. Martin, and Gifford R. Zimmerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.